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                                                                    EXHIBIT 21.1

                          WESTERN NATIONAL CORPORATION

                                  SUBSIDIARIES

                            NAME                             STATE OF INCORPORATION
                            ----                             ----------------------
WNL Holding Corp............................................        Delaware

  Western National Life Insurance Company...................         Texas

  Conseco Annuity Guarantee Company.........................         Texas

  WNL Insurance Services, Inc...............................        Delaware

  WNL Investment Advisory Services, Inc.....................        Delaware

  WNL Brokerage Services, Inc...............................        Delaware

  Independent Advantage Financial and Insurance Services,
     Inc....................................................       California

The ownership of the above listed subsidiaries is 100%.

     WNL Series Trust (all of the shares of which are held in the separate account of Western National Life Insurance Company for the benefit of the Western National Life Insurance Company variable annuity policyholders).